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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement no. 33-83492 of RF Monolithics, Inc. on Form S-8 of our report dated October 21, 1999, appearing in this Annual Report on Form 10-K of RF Monolithics, Inc. for the year ended August 31, 1999.


DELOITTE & TOUCHE LLP

Dallas, Texas
November 29, 1999